Exhibit 2.1


                             SHARE PURCHASE AGREEMENT
                         Dated the 22nd day August, 2000




                          JAWS ACQUISITION CANADA CORP.

                                     - AND -

                  --------------------------------------------
                             JAWS TECHNOLOGIES, INC.

                                     - AND -

                     THE SHAREHOLDERS OF BETACH SYSTEMS INC.

                                     - AND -

               THE SHAREHOLDERS OF BETACH ADVANCED SOLUTIONS INC.





                      ------------------------------------




                             ----------------------

                         -------------------------------

                             ----------------------




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                                TABLE OF CONTENTS

                                                                    Page Number

                                   ARTICLE 1.
                                 INTERPRETATION

         Section 1.1       DEFINITIONS                                        1
         Section 1.2       EXPANDED MEANINGS                                  4
         Section 1.3       ENTIRE AGREEMENT                                   5
         Section 1.4       HEADINGS AND TABLE OF CONTENTS                     5
         Section 1.5       SEVERABILITY                                       5
         Section 1.6       NOT A BUSINESS DAY                                 5
         Section 1.7       CONSENTS AND APPROVALS                             6
         Section 1.8       SCHEDULES                                          6


                                   ARTICLE 2.
                                PURCHASE AND SALE

         Section 2.1       PURCHASE AND SALE                                  6


                                   ARTICLE 3.
                                     PAYMENT

         Section 3.1       PAYMENT OF PURCHASE CONSIDERATION                  6
         Section 3.2       WAIVER OF EXCHANGE PUT RIGHT                       7
         Section 3.3       ESCROW PROVISIONS                                  7
         Section 3.4       INCOME TAX ELECTIONS                               8
         Section 3.5       RELEASE FOR BETACH EMPLOYEES                       8



                                   ARTICLE 4.
                                 REPRESENTATIONS



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         Section 4.1       REPRESENTATIONS OF THE VENDORS                     8
         Section 4.2       REPRESENTATIONS OF THE REMAINING VENDORS          14
         Section 4.3       REPRESENTATIONS OF THE PURCHASER AND JAWS         14



                                    ARTICLE 5
                                    COVENANTS

         Section 5.1       COVENANTS OF THE VENDORS                          16
         Section 5.2       COVENANTS OF THE PURCHASER AND JAWS               17



                                   ARTICLE 6.
                             NO MERGER AND SURVIVAL

         Section 6.1       NON-MERGER                                        18
         Section 6.2       SURVIVAL                                          18



                                   ARTICLE 7.
                                    INDEMNITY

         Section 7.1       INDEMNITY                                         18




                                   ARTICLE 8.
                               PRE-CLOSING MATTERS

         Section 8.1       COVENANTS OF THE VENDORS                          19
         Section 8.2       COVENANTS OF THE PURCHASER                        19
         Section 8.3       EXAMINATION AND INVESTIGATION BY PURCHASER        20
         Section 8.4       EXAMINATION AND INVESTIGATION BY VENDORS          20




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         Section 8.5       CORPORATIONS'S FINANCIAL STATEMENTS               20
         Section 8.6       PURCHASER'S FINANCIAL STATEMENTS                  20




                                   ARTICLE 9.
                      NON-DISCLOSURE AND USE OF INFORMATION

     Section 9.1               USE OF CORPORATIONS'S INFORMATION             21
     Section 9.2               USE OF PURCHASER'S INFORMATION                22
     Section 9.3               PRESS RELEASES                                23




                                   ARTICLE 10.
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT


         Section 10.1      PURCHASER'S CONDITIONS                            23
         Section 10.2      VENDORS' CONDITIONS                               26
         Section 10.3      RIGHTS OF THE PURCHASER                           26
         Section 10.4      RIGHTS OF THE VENDORS                             26
         Section 10.5      RIGHTS OF TERMINATION                             27




                                   ARTICLE 11.
                                     CLOSING

         Section 11.1      PLACE OF CLOSING AND CLOSING TIME                 27
         Section 11.2      DELIVERIES BY VENDORS                             27
         Section 11.3      DELIVERIES OF PURCHASER AT CLOSING                28
         Section 11.4      CLOSING ESCROW                                    28



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                                   ARTICLE 12.
                                  MISCELLANEOUS

         Section 12.1      GOVERNING LAW AND ATTORNMENT                      28
         Section 12.2      TIME OF THE ESSENCE                               29
         Section 12.3      NOTICES                                           29
         Section 12.4      PRIOR AGREEMENTS                                  29
         Section 12.5      FURTHER ASSURANCES                                30
         Section 12.6      ENUREMENT                                         30

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                                                                       Page - 1

                            SHARE PURCHASE AGREEMENT


            THIS AGREEMENT made the 22nd day of August, 2000.


BETWEEN:

                          JAWS ACQUISITION CANADA CORP.
                      a corporation incorporated under the
                    laws of the Province of Alberta, Canada.
                         (herein called the "Purchaser")

                                     - and -

                             JAWS TECHNOLOGIES, INC.
                      a corporation incorporated under the
                     laws of the State of Delaware, U.S.A.,
                             (herein called "JAWS")

                                     - and -

                           THE PARTIES HEREIN DEFINED
                    AS AND WHO EXECUTE THIS AGREEMENT AS THE
                     VENDORS (herein called the "Vendors")

         WHEREAS the Vendors wish to sell and convey their respective Vendors's Rights to the Purchaser and the Purchaser wishes to purchase and receive such Vendors's Rights from the Vendors in exchange for the Purchase Consideration.

         NOW THEREFORE THIS AGREEMENT  WITNESSETH that in  consideration  of the
premises  hereto  and  the  mutual   covenants,   warranties,   representations,
agreements and payments herein set forth, the Parties hereto agree as follows:



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                                   ARTICLE 1.
                                 INTERPRETATION

Section 1.1       DEFINITIONS

         In this Agreement, including the premises hereto, this clause and any Schedules hereto, the words and phrases set forth below shall have the meaning ascribed thereto below, namely:

"Business Day" means a day other than a Saturday or Sunday or a statutory holiday in the City of Calgary, in the Province of Alberta.

"Closing Date" means August 21, 2000 or such other date as the parties may mutually determine.

"Closing Time" means 10:00 a.m. on the Closing Date or as agreed upon by the parties.

"Corporations" means both, jointly and severally, Betach Systems Inc., and Betach Advanced Solutions Inc.

"Corporations's Assets" means all the Property owned or held by the Corporations or to which the Corporations are entitled as more particularly described in Schedule "A".

"Corporations's Financial Statements" means the most recent unaudited financial statements of the Corporations dated o, a copy of which are attached hereto as Schedule "B".

"Corporations's Shares" means the common voting shares in the capital of the Corporations, as the same exist at the date hereof and at the Closing Date.

"Earnout Provisions" means the provisions set out in Schedule F attached hereto;

"Escrow Agent" means Montreal Trust Company of Canada;

"Escrow Agreement" means the escrow agreement between JAWS, the Purchaser, Randy Walinga, Soon Chong, Lawrence Gordey and the Escrow Agent, dated as of the Closing Date;

"Exchangeable Shares" means the exchangeable shares of the Purchaser, which shares have the rights, privileges, restrictions and conditions as more particularly set out in Schedule "D" attached hereto, to be issued by the Purchaser as the Purchase Consideration.


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"JAWS"  means JAWS  Technologies,  Inc.,  a Delaware  Corporation,  whose common shares trade on the NASDAQ National Board in the United States of America.

"JAWS Shares" means a total of 1,120,000 common shares in the capital stock of JAWS that are tradeable on the NASDAQ National Board, to be issued by JAWS in exchange for the Exchangeable Shares.

"Party" or "Parties" means a party or parties to and bound by this Agreement.

"Permitted Encumbrances" means, in respect of the Corporations's Assets, the encumbrances set out in Schedule "C" hereto or as the case may be:

     (a) inchoate liens, taxes, assessments or governmental charges which are due or which are not delinquent; and

     (b) inchoate liens incurred or created in the ordinary course of business as security in favour of any other person who is conducting the development or operation of the property to which such liens relate for the Corporations's or the Purchaser's share of the costs and expenses of such development or operation, as the case may be, the payment of which is not then due;

"Person" means any individual, corporation, body corporate, partnership, joint venture, association, group, trust, or other legal entity and includes any duly constituted government of or in Canada and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government.

"Property" means the interests of the Corporations, the Purchaser or JAWS, as the case may be, in and to all property, assets and rights, including, without limiting the generality of the foregoing, the entire interest of such Party in and to:

    (a) all contracts, agreements, documents, production sales contracts, books, records and reports relating to the provision of products and services to its customers and any and all rights in relation thereto;

    (b) all intellectual property and rights developed, acquired or incorporated into the products and services of the Corporations, the Purchaser or JAWS, as the case may be, or purchased in the course of carrying on the business of the Corporations, the Purchaser or JAWS, as the case may be.

"Purchaser" means Jaws Acquisition Canada Corp., an Alberta Corporation and a wholly owned subsidiary of JAWS, whose articles of incorporation include a class of exchangeable shares that are exchangeable into common shares in the capital stock of JAWS.

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"Purchase Consideration" means:

      (1) 1,120,000 Exchangeable Shares to be issued on the Closing Date subject to Section 3.2; and

      (2) 400,000 Warrants to be issued on the Closing Date.

"Purchaser's Assets" means the Property owned or held by the Purchaser or JAWS Technologies, Inc.;

"Regulations" means all applicable statutes, laws, rules, orders, regulations, directives or other instruments (and all applicable requirements thereunder) of any governmental agencies or authorities in the United States of America or Canada having jurisdiction over the Parties, the Corporations, the Corporations's Assets, or the specific property or matter in question, in effect from time to time.

"Registration Right" means the Vendors right to have 373,333 JAWS Shares registered, in a registration statement Form S-1 pursuant to the Securities Act, 1933 (United States), within 90 days of the Closing Date.

"Support Agreement" means the support agreement between JAWS and the Purchaser, dated August 15, 2000;

"Vendors" mean:

          Stephanie Muzyka;
          Lawrence Gordey;
          Randy Walinga;
          Soon Chong;
          Suriya Chong;
          Mary Muzyka; and
          Roxanne Gordey

"Vendors's Rights" means, in respect of a Vendor, all:

     (a)    the Vendors's Shares,

     (b) amounts owing to the Vendors, by the Corporations, whether presently due or otherwise, except those amounts listed in Schedule "C"; and


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     (c)    rights to  acquire  any  securities  of the  Corporations,  from the
            Corporations  or  from  any  other  Person,   howsoever  granted  or
            acquired.

"Vendors's Shares" means, in respect of the Vendors, all the issued and outstanding shares of the Corporations owned by the Vendors, or to which the Vendors are entitled, at the Closing Date, as follows:

            Betach Systems Inc.:

            Stephenie Muzyka             -     100 Class "A" Voting Shares
            Randy Walinga                      -    100 Class "A" Voting Shares
            Lawrence Gordey              -     100 Class "A" Voting Shares
            Soon Chong                   -     100 Class "A" Voting Shares

            Betach Advanced Solutions Inc.

            Randy Walinga                      -    150 Class "A" Voting Shares;
            Suriya Chong                 -     150 Class "A" Voting Shares;
            Roxanne Gordey               -     150 Class "A" Voting Shares;
            Mary Muzyka                  -     150 Class "A" Voting Shares;

"Voting and Exchange Trust Agreement" - means the voting and exchange trust agreement between JAWS, the Purchaser and Montreal Trust Company of Canada, dated August 11, 2000;

"Warrants" - means the 400,000 JAWS warrants issued with cashless exercise provisions to the Vendors on the Closing Date as part of the Purchase
Consideration. Each Warrant is exercisable at $5.07 USD for one share in the common stock of JAWS and expires on the 5th anniversary of the Closing Date.

Section 1.2       EXPANDED MEANINGS

                  Unless  the  context  otherwise  necessarily   requires,   the
following provisions shall govern the interpretation of this Agreement:

         1.2.1 words used herein importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

         1.2.2 the terms "in writing" or "written" include printing, typewriting, or any electronic means of communication by which words are capable of being visually reproduced at a distant point


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                  of reception, including by telecopier or telex;

         1.2.3 references herein to any agreement or instrument, including this Agreement, shall be deemed to be references to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time, and any specific references herein to any enactment shall be deemed to be references to such enactment as the same may be amended or replaced from time to time; and

         1.2.4 "this Agreement" "the Agreement" "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Share Purchase Agreement and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument amending, supplementing or replacing this agreement.

Section 1.3       ENTIRE AGREEMENT

         This Agreement and all schedules attached hereto together with the agreements and other documents to be executed and delivered pursuant hereto, constitute the entire agreement between the Parties and supersedes all other prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations, covenants or other agreements between the Parties except as specifically set forth herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be valid unless in writing and no such waiver shall constitute nor be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 1.4       HEADINGS AND TABLE OF CONTENTS

         The division of this Agreement into articles, sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation hereof.

Section 1.5       SEVERABILITY

         If any one or more of the provisions or parts thereof contained in this Agreement should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

         1.5.1 the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

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         1.5.2    the  invalidity,   illegality  or   unenforceability   of  any
                  provision or any part thereof contained in this Agreement in any jurisdiction shall not effect or impair such provision or part thereof or any other provisions of this Agreement in any other jurisdiction.

Section 1.6       NOT A BUSINESS DAY

         In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.7       CONSENTS AND APPROVALS

         It shall be a condition hereof that any consent or approval of any Party hereto, required hereby, shall be obtained in writing prior to the event for which it is required.

Section 1.8       SCHEDULES

         The following are the Schedules referred to and incorporated in this Agreement, which are deemed to be a part hereof:

            Schedule "A" -     Corporations's Assets
            Schedule "B" -     Corporations's Financial Statements
            Schedule "C" -     Permitted Encumbrances & Liabilities
            Schedule "D" -     Provisions Attaching to the Exchangeable Shares
            Schedule "E" -     Earnout Provisions



                                   ARTICLE 2.
                                PURCHASE AND SALE

Section 2.1       PURCHASE AND SALE

         Subject to the terms and conditions of this Agreement, the Vendors hereby sell, assign, transfer and convey to the Purchaser and the Purchaser hereby purchases and acquires from the Vendors the Vendors's Rights, effective as of the Closing Date, to have and hold the same together with all benefits and advantages to be derived therefrom, absolutely, subject only to the terms and conditions of this Agreement, at and for the Purchase Consideration.

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                                   ARTICLE 3.
                                    PAYMENT

Section 3.1       PAYMENT OF PURCHASE CONSIDERATION

            3.1.1 Purchase Consideration - Subject to Article 3.2, the Purchase Consideration shall be payable by the Purchaser to the Vendors by:

                  3.1.1.1 the issuance to the Vendors of 1,120,000 Exchangeable Shares issued on the Closing Date at a price of $5.07 USD per share and to be released in accordance with the table set out below and subject to section 3.2; and


Vendors                # of shares to be    # of shares to be           Total
                       released on the      released 12 months
                       Closing Date         after the Closing Date
Stephanie Muzyka       172413               84920                       257333
Randy Walinga          187600               92400                       280000
Soon Chong             172413               84920                       257333
Lawrence Gordey        172413               84920                       257333
Suriya Chong           15187                7480                        22667
Roxanne Gordey         15187                7480                        22667
Mary Muzyka            15187                7480                        22667
Total                                                                   1120000

                  3.1.1.2 the issuance of the Warrants on the Closing Date in accordance with the table set out below:


Vendors                 # of Warrants to be released on the Closing Date
Stephanie Muzyka                            100000
Randy Walinga                               100000
Soon Chong                                  100000
Lawrence Gordey                             100000


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Section 3.2       WAIVER OF EXCHANGE PUT RIGHT

         Each of the Vendors hereby waives their right as a Holder, as defined in the Voting and Exchange Trust Agreement, to exercise the Exchange Put Right contained in Section 5.1(a) of the Voting and Exchange Trust Agreement and
section 8.1 of the share capital provisions attaching to the Exchangeable Shares contained in the Articles of Incorporation of the Purchaser.

Section 3.3       ESCROW PROVISIONS

            3.3.1 Exchangeable Share Releases - Upon notice being provided to the Escrow Agent, the Exchangeable Shares to be released to Randy Walinga, Soon Chong and Lawrence Gordey on the first (1st) 12 month anniversary of the Closing Date in accordance with the provisions of section 3.1.1.1, shall be released subject to their being employed by JAWS, or a subsidiary of JAWS, the earnout provisions of Schedule "E" and subject to the terms of the Escrow Agreement. If Randy Walinga, Soon Chong and Lawrence Gordey are not employed by JAWS, or a subsidiary of JAWS on the first (1st) anniversary of the Closing Date, the shares shall be released in accordance with Schedule "E".

            3.3.2 Release from Escrow - All other Exchangeable Shares shall be released in accordance with the terms of the earnout provisions set out in Schedule "E" attached hereto.

            3.3.3 Release from Escrow - Termination without cause - If Lawrence Gordey, Randy Walinga or Soon Chong, or any or all of them are terminated without cause from their employment with JAWS, or a subsidiary of JAWS, all the Exchangeable Shares shall be released in accordance with Schedule "E" or if not released sooner, on the second
                       (2nd) anniversary of the Closing Date.

Section 3.4       INCOME TAX ELECTIONS

         The Purchaser hereby agrees, at the request of the Vendors, to jointly elect with the Vendors under subsection 85(1) of the Income Tax Act (Canada), in the prescribed form and within the time referred to in subsection 85(6) of the Act, with respect to the purchase and sale of the Vendors Shares and for the purposes of such election, the agreed amount in respect of each of the Vendors Shares shall be an amount specified by the applicable Vendor provided that such amount is within the parameters set forth in the Act.

Section 3.5       RELEASE FOR BETACH EMPLOYEES

         Notwithstanding section 3.1, the Purchaser hereby agrees that, at the request of the Vendors, up to 170,688 Exchangeable Shares shall be transferable by the Vendors to the prior employees of Betach

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Systems Inc., or Betach  Advanced  Solutions or a corporation  owned by them and the Vendors. The Exchangeable Shares to be transferred shall be transferred in the same proportion as set out in Section 3.1.1 as to the release of such Exchangeable Shares. The escrow provisions set out in section 3.3 shall not apply to these Exchangeable Shares. These shares shall be subject to the earn-out provisions in Schedule "E".

                                   ARTICLE 4.
                                 REPRESENTATIONS

Section 4.1       REPRESENTATIONS OF THE VENDORS

            Each of Lawrence Gordey, Randy Walinga, Soon Chong and Stephanie Muzyka do hereby separately represent and warrant to the Purchaser and JAWS, in respect of their Vendors's Rights that:

         4.1.1 Restrictions - There are no restrictions in either the charter documents or the by-laws of the Corporations, each as amended, nor are there any collateral agreements or rights of first refusal or other pre-emptive rights of purchase, which would arise by reason of the execution of this Agreement, completion of the sale or otherwise and affect the transferability of the Vendors's Rights from the Vendors to the Purchaser.

         4.1.2 Title to the Vendors's Rights - The Vendors each has good and marketable title to the Vendors's Rights free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights of purchase (such as rights of first refusal), restrictions, claims or demands of any kind or nature whatsoever.

         4.1.3 Assets of the Corporations - Other than the Corporations's Assets and as disclosed in the Corporations's Financial
                  Statements, the Corporations have no property, assets or undertakings of any nature or kind whatsoever.

         4.1.4    Insurance   -  During  the   period   from  the  date  of  the
                  Corporations's Financial Statements until the Closing Time:

             4.1.4.1 the Corporations's Assets shall be insured by the Corporations against loss or damage under contracts of insurance with reputable insurers which insurance is customary for the Corporations's business for both the type of coverage and the coverage amount; and

             4.1.4.2 all third Party insurable liabilities of the Corporations shall be insured against on an occurrence basis under the contracts of insurance.


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                                       11                             Page - 11

         4.1.5 Policies of Insurance - In connection with any and all policies of insurance:

                  4.1.5.1    neither the Vendors nor the Corporations:

                     (a) has misrepresented or omitted to disclose to the insurers thereunder or in connection therewith any material fact or is in default with respect to any of the provisions contained in any such insurance policy,

                     (b) has failed to give any notice or present any claim under any such policy in due and timely fashion, and no such claim is outstanding and in dispute,

                  4.1.5.2 the Corporations, or the lessor of the equipment leased by the Corporations, is the named insured with loss payable to it, or the lessor as the case may be, on those policies owned by it or obtained for their benefit; and

                  4.1.5.3 there is no outstanding request, notice or order from any insurer for any modification to or remedial action in respect of any of the insured assets or premises included in the Corporations's Assets.

         4.1.6 Capital Structure - The authorized share capital of the Corporations consists of:

                  4.1.6.1 Betach Systems Inc. - an unlimited number of Class A Shares, an unlimited number of Class B Shares and an unlimited number of Class C Shares of which only 400 Class "A" Voting Shares are issued and outstanding as fully paid and non-assessable. No securities, options, warrants or other rights to purchase shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding except as contemplated by this Agreement.

                  4.1.6.2 Betach Advanced Solutions Inc. - an unlimited number of Class A to I Shares, of which 600 Class "A" Voting Shares and 10,000 Class "G" Non-Voting Redeemable Preference Shares are issued and outstanding as fully paid and non-assessable. No securities, options, warrants or other rights to purchase shares or other securities of the Corporation have been authorized or agreed to be issued or are outstanding except as contemplated by this Agreement.

           4.1.7 Financial Statements of the Corporations - The Corporations's Financial Statements have been prepared in accordance with applicable law and generally accepted accounting principles and present fairly the financial position as at the dates indicated and the results of operations of the Corporations for the period indicated and no material adverse change in such financial position or such results of operations has occurred since the date thereof.

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                                       12                             Page - 12

           4.1.8 No Undisclosed Liabilities - The Corporations are not subject to any liability or liabilities, absolute or contingent, which individually or in the aggregate are material, and which are not disclosed, or which are in excess of the amounts disclosed or reserved for in, the balance sheet of the Corporations or which are not otherwise disclosed in this Agreement, other than liabilities of the same nature as those set forth in the Corporations's Financial Statements or disclosed herein and reasonably incurred in the usual and ordinary course of business to the Closing Date, provided that the same do not materially and adversely affect the financial position of the Corporations.

           4.1.9 Material Contracts - The Corporations are not in default under any material contract, nor are the Vendors aware of any default by any other Party under any material contract, and the Vendors are not aware of any facts or circumstances which would, with the giving of notice or the lapse of time, give rise to a default by the Corporations under a material contract.

           4.1.10      Taxes - With respect to its taxes:

                  4.1.10.1  the Corporations have, at the prescribed times:

                       (a) filed all tax returns required to be filed by them in all applicable jurisdictions,

                       (b)  made  and   remitted   all   required  or  desirable
                            deductions or withholdings at source, and

                       (c) paid all taxes, levies, assessments, reassessments, penalties, interest and fines due and payable by them;

                 4.1.10.2 all such tax returns properly reflect, and do not in any respect understate, the taxable income or the liability for taxes of the Corporations in the relevant tax year or calendar year;

                 4.1.10.3 adequate provision has been made in the Corporations's Financial Statements for all taxes, governmental charges, and assessments, whether
                            relating   to  income,   sales,   real  or  personal
                            property, or other types of taxes, governmental charges, or assessments, including interest and penalties thereon, payable in respect of the business or assets of the Corporations or otherwise, for all relevant periods;

                 4.1.10.4 All provincial and federal income tax assessments have been issued to the Corporations covering all past periods up to and including the Corporations's fiscal year ending in December 31, 1999 and any assessments for stub periods

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                                       13                             Page - 13

                            thereafter, and such assessments, if any amounts were owing in respect thereof, have been paid;

                  4.1.10.5 assessments for all other applicable federal and Provincial taxes and levies have been issued and any amounts owing thereunder have been paid;

                  4.1.10.6 there are no actions, suits or other proceedings or investigations or claims in progress, pending or, to the best of the Vendor's knowledge, threatened against the Corporations in respect of any taxes, governmental charges, or assessments and, in particular, there are no currently outstanding reassessments or written enquiries that have been issued or raised by any governmental authority relating to any such taxes, governmental charges and assessments;

                  4.1.10.7 to the knowledge of the Vendors, there is no basis for any adverse reassessment by any taxing authority for any year remaining open for reassessment; and

                  4.1.10.8 the Corporations have not waived any statutory period for assessment of any tax.

                       Without limiting the generality of the foregoing, the Corporations are in absolute compliance with all registration, timely reporting, and remittance obligations in respect of all Provincial and Federal sales tax legislation and of any other Provincial or Federal tax it may be subject to.

           4.1.11 No Indebtedness to the Corporations - The Vendors are not indebted to the Corporations.

           4.1.12 Accounts Receivable Collectible - All accounts receivable are bona fide, good and collectable, without set off or counterclaim and to the best of the Vendor's knowledge all such accounts receivable shall be paid in a timely fashion subject to a reasonable reserve for bad debts.

           4.1.13 Amounts In Trust - There are no amounts deposited in trust, for the benefit of any third party, with the Corporations as at the date hereof except as listed in Schedule "C".

           4.1.14 No Material Adverse Change - There has been no material adverse change in the business, assets, liabilities or financial condition of the Corporations since date of the Corporations's Financial Statements.

           4.1.15 Distributions to Shareholders - Since the date of the Corporations's Financial Statements, the Corporations have not declared or made any payment of any dividend

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                                       14                             Page - 14

                       or other distribution in respect of any shares in its capital or purchased or redeemed any such shares or effected any subdivision, consolidation, reclassification or other modification of its share capital which has not been approved in writing by the Purchaser prior to the Closing Date except as required for the re-organization of Betach Advanced Solutions Inc., as filed on August 18, 2000.

           4.1.16 Withholding Amounts - The Corporations have withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under the Income Tax Act (Canada), for employment insurance and for the Canada Pension Plan and any other amounts required by law to be withheld from any payments made to any of the officers, directors and employees of the Corporations, and these witholdings have been or will be paid to the proper taxing authority or receiving offices.

           4.1.17      Corporate  Records - The  corporate  records  and  minute
                       books of the Corporations contain all minutes of the meetings of directors and shareholders of the Corporations are complete, accurate and up-to-date and the stock register of the and these documents are complete and accurate in all material respects.

           4.1.18 Breach of Order - The Corporations are not in, and have not received notice of any, material default under any order, writ, injunction or decree of any court or governmental agency or authority having jurisdiction, nor any agreement or obligation by which the Corporations are bound or to which they are subject to and which materially affect or relate to the Corporations.

           4.1.19 No Subsidiaries - The Corporations do not have any ownership interest (either directly or indirectly) in any other entity, nor is it a party to or bound by any agreement to acquire such an interest other than as disclosed herein.

           4.1.20 Employees - There are no written employment contracts or incentive plans in effect between the Corporations and any employee in respect of which either the Corporations or the Purchaser shall have any obligations subsequent to the Closing Date except as noted in Schedule "C".

           4.1.21 Guarantee and Indemnity Agreements - The Corporations are not a party as guarantor or indemnitor to any agreements of guarantee or indemnity for debts or obligations of the Vendors or any other person except as between Betach Systems Inc., and Betach Advanced Solutions Inc.

           4.1.22 Debt Instruments - On the Closing Date the Corporations will not have any outstanding bonds, debentures, mortgages, notes or other evidence of indebtedness other than trade debts, trade accounts or similar obligations entered into in the ordinary course of the Corporations's business and as listed on Schedule B hereto, and the Corporations are

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                                       15                             Page - 15

                       not under any obligation to create or issue any bonds, debentures, mortgages, notes or other indebtedness.

           4.1.23      Incentive  Payments  -  To  the  best  knowledge  of  the
                       Vendors, the Corporations have not received any incentives, credits, grants or other governmental assistance pursuant to the Regulations in effect at the relevant time which will have to be repaid by the Corporations, or if accrued in the books and records of the Corporations, will be disallowed.

           4.1.24 Workers' Compensation - All payments due to the Workers Compensation Board (or similar body in any other jurisdiction) in respect of the Corporations are current.

           4.1.25 Bank Accounts - All information with respect to all deposits of money with any bank, trust company, treasury branch or other entity empowered or authorized to receive and hold deposits of money and includes any and all deposit certificates or receipts or other instrument of like tenor, held for or in the name of the Corporations, have been provided to the Purchaser.

           4.1.26 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of any agreement or instrument to which the Vendors are a party or the Corporations are bound, or any judgment, decree, order, statute, rule or regulation applicable to the Vendors or the Corporations.

           4.1.27 Binding Obligation - This Agreement has been duly executed and delivered by the Vendors and constitutes legal, valid and binding obligations of the Vendors enforceable in accordance with its terms.

           4.1.28 Broker's Fees - The Vendors have not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Purchaser shall have any obligation or liability.

           4.1.29      Defaults  under  Statutes  - The  Corporations  have  not
                       received any notices of any breach of any statutes, regulations, rules, orders and directives, including but not limited to those pertaining to environmental matters, of all governmental agencies, departments and authorities having jurisdiction over the business of the Corporations.

           4.1.30 Operating Records - The books and records of the Corporations disclose all material transactions entered into by the Corporations or on their behalf to the Closing Date.


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                                       16                             Page - 16

           4.1.31 Title - The Vendors do not warrant title to the Corporations's Assets, provided however, the Vendors do represent and warrant that the Corporations have not done anything whereby any of the Corporations's interest in and to the Corporations's Assets may be cancelled or determined, nor have the Corporations or the Vendors encumbered or alienated same and the Corporations's Assets shall be, at the Closing Date, free and clear of all liens, encumbrances, adverse claims, demands and royalties created by, through or under the Vendors or the Corporations except for the Permitted Encumbrances or as expressly set forth in Schedule "A". Except as otherwise provided herein, neither the Vendors nor the Corporations have received notice of any material defect in the Corporations's title to the Corporations's Assets.

           4.1.32 Notices of Default - The Corporations have not received notices of default relating to the Corporations's Assets or any of them.

           4.1.33 Lawsuits - The Corporations are not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or, to the best of the Vendor's knowledge, threatened, which might reasonably be expected to result in a material impairment or loss of the Corporations's interest in the Corporations's Assets or any part thereof and no particular circumstance, matter or thing has become known to the Vendors which could reasonably be anticipated to give rise to any such action, suit or other legal, administrative or arbitration proceeding or government investigation.

           4.1.34      Financial   Commitments   -   There   are  no   financial
                       commitments which are outstanding or due, or that hereafter may become due in respect of the Corporations or the Corporation's Assets, or operations in respect of the Corporations's Assets and which shall become the responsibility of the Purchaser except as disclosed in Schedule "C".

           4.1.35 Pre-emptive Rights - All rights of first refusal or other pre-emptive rights applicable to any disposition of the Corporations's Assets have been waived or satisfied in all respects.

Section 4.2   REPRESENTATIONS OF THE REMAINING VENDORS

         Each of Suriya Chong, Roxanne Gordey, and Mary Muzyka do hereby separately represent and warrant to the Purchaser and JAWS, in respect of their Vendors's Rights that:

           4.2.1 Restrictions - There are no restrictions in either the charter documents or the by-laws of the Corporations, each as amended, nor are there any collateral agreements or rights of first refusal or other pre-emptive rights of purchase, which would arise by reason of the execution of this Agreement, completion of the sale or otherwise and affect the transferability of the Vendors's Rights from the Vendors to the Purchaser.

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                                       17                             Page - 17

           4.2.2 Title to the Vendors's Rights - The Vendors each has good and marketable title to the Vendors's Rights free and clear of any mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, pre-emptive rights of purchase (such as rights of first refusal), restrictions, claims or demands of any kind or nature whatsoever.

Section 4.3   REPRESENTATIONS OF JAWS AND THE PURHASER

              JAWS and the Purchaser hereby represent and warrant to the Vendors in respect of the purchase of the Vendors' Rights that:

           4.3.1       Organization  of Jaws  and The  Purchaser  - JAWS and the
                       Purchaser are both corporations duly organized and existing under the laws of their jurisdiction of incorporation and the laws of those jurisdictions in which they are each required to be registered.

           4.3.2 Corporate Authority - JAWS and the Purchaser both have all the requisite power and authority to enter into this Agreement, to purchase and pay for and accept title to the Vendors's Rights on the terms described herein and to perform the Purchaser's and JAWS' other obligations under this Agreement and they have all necessary corporate power, authority and capacity to carry on business as it is now being conducted and to own, lease and operate properties and assets.

           4.3.3 Execution of Agreement - The execution and delivery of this Agreement and each and every agreement or document to be executed and delivered hereunder and the consummation of the transactions contemplated herein will not violate, nor be in conflict with, any provision of this Agreement or instrument to which JAWS and the Purchaser is a party or is bound, or any judgment, decree, order, statute, rule or regulation applicable to JAWS and the Purchaser or the constating documents or bylaws of JAWS or the Purchaser.

           4.3.4 Binding Obligation - This Agreement has been duly executed and delivered by JAWS and the Purchaser and constitutes a legal, valid and binding obligation of JAWS and the Purchaser enforceable in accordance with its terms.

           4.3.5 Consent - No consent, approval, permit, authorization, order of or filing with any court or governmental agency, or regulatory authority or body of Canada or the United States or any province of Canada or state of the United States is required by JAWS or the Purchaser for the execution and delivery of and the performance by JAWS and the Purchaser of obligations under this Agreement, except as may be required under applicable securities laws of such jurisdiction and by the applicable stock exchange by-laws, rules and regulations.

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                                       18                             Page - 18

           4.3.6 Reporting Issuer - JAWS is, and will at the Closing Date be a reporting issuer for at least eight (8) months under the securities laws of the United States of America and is in material compliance with applicable stock exchange by-laws, rules and regulations and is not in default in any material respect of any provision of the Securities Act of 1933 or any regulation thereof and no material change relating to JAWS has occurred since the date of the JAWS' last Securities Act filing with respect to which the requisite material change report has not been filed under the applicable securities laws and no such disclosure has been made on a confidential basis.

           4.3.7 Trading Orders - No order ceasing or suspending trading in securities of the JAWS or prohibiting the sale of securities by JAWS has been issued and to the best of JAWS' knowledge, no proceedings for this purpose have been instituted, are pending, contemplated or threatened.

           4.3.8 Dividends - There is not in the articles or by-laws of JAWS or the Purchaser any restriction upon or impediment to the declaration or payment of dividends by the directors of the Purchaser or the payment of dividends by the Purchaser to the holders of JAWS shares.

           4.3.9 JAWS Transfer Agent - US Stock Transfer has been duly appointed as the transfer agent and registrar for all of the outstanding JAWS Shares.

           4.3.10 JAC Transfer Agent - Montreal Trust Company of Canada has been duly appointed as the transfer agent and registrar for all of the outstanding JAC Shares.

           4.3.11 Securities Filings - The information and statements set forth in the documents and information filed by JAWS with the securities commissions or similar regulatory authorities in Canada and the United States, as they relate to JAWS, are, when taken as a whole, true, correct and complete in all material respects and do not contain any material misrepresentation, as of the date hereof.

           4.3.12 Fully Paid & Non-Assessable - The JAWS and Jac Canada shares issuable pursuant to this Agreement, when issued, will be validly issued as fully paid and non-assessable common shares in the capital of JAWS and exchangeable shares of Jac Canada.

           4.3.13 Resale Restrictions - Upon issue and following registration in accordance with this Agreement, the JAWS Shares issuable pursuant to this Agreement will not be subject to any "hold period" under the securities laws of Alberta, Ontario or the United States (other than "control person" restrictions), subject to compliance by the holder of such shares with the conditions of resale set forth in applicable securities legislation and to the terms and conditions contemplated in this Agreement.

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                                       19                             Page - 19

           4.3.14 Broker's Fees - Neither JAWS nor the Purchaser have incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this transaction for which the Vendors shall have any obligation or liability.


                                   ARTICLE 5.
                                    COVENANTS

Section 5.1   COVENANTS OF THE VENDORS

            The Vendors hereby separately covenant to and with the Purchaser and JAWS as follows:

           5.1.1 Tax Returns and Other Records - The Vendors shall use their best efforts to cause cause the Corporations to deliver to the Purchaser any information, books, accounts, records, tax returns or other data and information relating to the Corporations on or as soon after the Closing Date as reasonably possible.

           5.1.2 Filing Tax Information - The Vendors shall use their best efforts to provide JAWS and the Purchaser with all information in order for the Corporations to complete and file on a timely basis all returns, forms and elections required to be filed by the Corporations in respect of its taxation year ending immediately before the Closing Date and assist JAWS and the Purchaser in the filing of same.

           5.1.3 Securities Law Compliance Regarding Purchaser's Securities Received - The Vendors acknowledges that the JAWS Shares acquired hereunder may be subject to resale restrictions under applicable securities legislation and policies and hereby agrees that the Vendors will comply with all relevant securities legislation and policies concerning any resale of such securities and will consult with the Vendors's own legal advisors with respect to complying with all applicable restrictions applying to any such resale. The Vendors agree that the Purchaser shall legend the JAWS Shares, unless subject to the Registration Right, as follows: "The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"). These securities may be offered, sold, pledged or otherwise transferred only (a) to the corporation, (b) outside the United States in compliance with Rule 903 or 904 of Regulation S under the Securities Act, (c) in compliance with the exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (d) in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has, prior to such sale, furnished to the corporation an opinion of counsel, of recognized standing, or other evidence of exemption, reasonably satisfactory to the corporation. Hedging transactions involving the

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                                       20                             Page - 20

                       securities represented hereby may not be conducted unless in compliance with the Securities Act."

           5.1.4 Compliance for this Trade - If required by applicable securities legislation, policy or order of any securities commission, stock exchange or other regulatory authority, subject always to the conditions precedent contained in section 10.2 hereof, the Vendors will execute, deliver, file and otherwise assist the Purchaser in filing, such reports, undertakings and other documents with respect to this transaction.

           5.1.5 Compliance with Future Stock Exchange Requirements - Subject always to the conditions precedent contained in section 10.2 hereof, the Vendors agree that if the Vendors are required by any stock exchange or securities commission to give any undertakings, to file any personal information or to escrow all or any of the JAWS' Common Shares received hereunder in order for the Purchaser or any successor corporation to meet the requirements of such stock exchange or securities commission in connection with any offering or listing of shares of the Purchaser or successor corporation, the Vendors will give all such undertakings, file such personal information and/or enter into such escrow as shall be required for such purpose.

Section 5.2   COVENANTS OF THE PURCHASER AND JAWS

            JAWS and the Purchaser hereby separately covenant to and with the Vendors as follows:

           5.2.1 Registration Restrictive Legends - JAWS and the Purchaser shall use their best efforts to file all documentation required for the Registration Right and for the removal of any legend restricting the Vendors ability to freely trade any of the Vendor's Shares that are not still subject to the Escrow Agreement and the earnout provisions in Schedule "E".

           5.2.2 Automatic Redemption Right - The Purchaser shall not exercise the Automatic Redemption right, as set out in the Articles of Incorporation of the Purchaser, until after the third anniversary of the Closing Date. ARTICLE
                       6. NO MERGER AND SURVIVAL

Section 6.1   NON-MERGER

         The covenants, representations and warranties set forth in Articles 4. and 5. shall be deemed to apply to all assignments, conveyances, transfers and documents conveying any of the Vendors's Rights from the Vendors to the Purchaser and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.

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                                       21                             Page - 21

Section 6.2   SURVIVAL

            The covenants,  representations and warranties set forth in Articles
4. and 5. shall survive the closing of the purchase and sale of the Vendors's Rights and, notwithstanding such closing or any investigation made by or on behalf of the Vendors or the Purchaser, shall continue in full force and effect for the benefit of the other Party, provided, however, that:

           6.2.1 the covenants, representations and warranties of the Vendors, JAWS and the Purchaser, except those relating to the tax liability of the Corporations, shall terminate at the expiry of one year following the Closing Date;

           6.2.2 those covenants, representations and warranties of the Vendors, JAWS and the Purchaser relating to the tax liability of the Corporations, shall, unless resulting from any negligent misrepresentations made or fraud committed in filing a return or supplying information for the purposes of any Regulations or any other legislation imposing tax on the Corporations terminate at the expiry of the last of the limitation periods contained in the applicable Regulations or any other legislation imposing tax on the Corporations subsequent to the expiry of which an assessment, reassessment, or other form of recognized document assessing liability for any year ended or deemed to have ended prior to the Closing Date cannot be issued to the Corporations; and

           6.2.3 there shall be no limit on the covenants, representations and warranties of the Vendors relating to tax liability of the Corporations based upon any negligent misrepresentations made or fraud committed in filing a return or in supplying information for the purposes of any Regulations or other legislation imposing tax on the Corporations.

                                   ARTICLE 7.
                                    INDEMNITY

Section 7.1   VENDORS'S INDEMNITY

            The Vendors shall indemnify and save JAWS, the Purchaser and the Corporations, harmless from and against any loss whatsoever arising out of, under or pursuant to:

           7.1.1 all claims, liabilities, contracts, undertakings and arrangements of the Corporations, including, without limiting the generality of the foregoing, any liabilities for federal, Provincial, sales, excise, income, corporate and any other taxes of the Corporations, existing at the Closing Date and not disclosed in, provided for or included in the Corporations's Financial Statements save and except those liabilities;

                 7.1.1.1 disclosed in this Agreement or any Schedule hereto, or

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                                       22                             Page - 22

                 7.1.1.2 accruing or incurred in the ordinary course of business subsequent to the date of the Corporations's Financial Statements and up to the Closing Date; and

                 7.1.1.3 any and all reassessments for income tax, sales tax, excise tax and any interest or penalty for any period ending on or before the Closing Date for which no adequate reserve has been provided in the Corporations's Financial Statements in respect of any matter arising prior to the Closing Date.

           7.1.2 any and all claims of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, indemnities, expenses, general damages, special damages, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, or under any statute, which might still arise.


                                   ARTICLE 8.
                               PRE-CLOSING MATTERS

Section 8.1   COVENANTS OF THE VENDORS

           During the period from the date hereof to the Closing Time:

           8.1.1 the Vendors shall use their best efforts to cause all of the conditions for the benefit of the Purchaser to be fulfilled at or before the Closing Time;

           8.1.2 the Vendors shall not submit or entertain any offers from any other Person in respect of and shall not enter into discussions with any other Person relating to a proposed disposition by the Vendors of any interest in the Corporations or a disposition by the Corporations of the Corporations's Assets or any part thereof without the acknowledgement and consent of the Purchaser; and

           8.1.3 the Vendors shall not permit, cause or acquiesce in the issuance of any securities by the Corporations to any Person.

Section 8.2   COVENANTS OF THE PURCHASER AND JAWS

         During the period from the date hereof to the Closing Time, JAWS shall use their best efforts to cause all of the conditions for the benefit of the Vendors to be fulfilled at or before the Closing Time;


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                                       23                             Page - 23

Section 8.3   EXAMINATION AND INVESTIGATION BY THE PURCHASER AND JAWS

         The Vendors shall permit or cause the Corporations to permit employees, advisors and representatives of the Purchaser full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Vendors' or the Corporations's possession or control which relate to the acquisition, exploration, development, construction, operation, maintenance, or ownership of any of the Corporations's Assets or the conduct of its business or with respect to the incorporation, organization, operations, or financial position of the Corporations or the acquisition or ownership of the shares of the Corporations for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. The Vendors shall use their best efforts to make available, or cause the Corporations to make available, to the Purchaser any pertinent information that is possessed by another Person or which is relevant to the operation, maintenance, and ownership of the Corporations's Assets or the conduct of its business. The Purchaser and its employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. The Vendors shall not require the return or destruction of any information prior to the Closing Time.

Section 8.4   EXAMINATION AND INVESTIGATION BY THE VENDORS

         JAWS shall permit employees and advisors and representatives of the Vendors full and complete access to all facilities and premises and all current and historical records and information of every nature and kind within the Purchaser's or JAWS' possession or control which relate to the acquisition or ownership of any of the Purchaser's Assets or JAWS Shares or the conduct of their business or with respect to the incorporation, organization, operations, or financial position of the Purchaser or JAWS or the acquisition or ownership of JAWS Shares for the purposes of reviewing same and such employees, advisors, and representatives shall be permitted to make copies of such records and information as they may deem advisable. JAWS shall use their best efforts to make available to the Vendors any pertinent information that is possessed by another Person or which is relevant to acquisition and ownership of the Purchaser's Assets or JAWS Shares or the conduct of their business. The Vendors and their employees, advisors, and representatives shall be entitled to make copies of such information as they reasonably consider necessary. JAWS shall not require the return or destruction of any information prior to the Closing Time.

Section 8.5   CORPORATIONS'S FINANCIAL STATEMENTS

         To the extent not previously delivered, the Vendors shall cause the Corporations as soon as practical, to deliver the Corporations's Financial Statements to the Purchaser.

Section 8.6   JAWS' FINANCIAL STATEMENTS

         To the extent not previously delivered, the Purchaser shall deliver JAWS Financial Statements to the Vendors.


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                                       24                             Page - 24





                                   ARTICLE 9.
                      NON-DISCLOSURE AND USE OF INFORMATION

Section 9.1   USE OF CORPORATIONS'S INFORMATION

            Notwithstanding   the   obligations   of  the   Vendors  to  provide
information to the Purchaser pursuant to Article 8 hereof:

           9.1.1 the Vendors and the Corporations shall not be under any obligation to give such access or furnish such information if to do so would cause the Corporations to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Purchaser following exercise by the Corporations of their best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Purchaser;

           9.1.2 any information provided to the Purchaser or any employee, advisor and representative of the Purchaser hereunder which is not publicly disclosed, is confidential or is proprietary in nature (the "Corporations's Information") shall be kept confidential and shall not, without the prior written consent of the Corporations, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Purchaser or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Corporations or any of the Corporations's Assets in another transaction for a period of one year following the termination of this Agreement. The Corporations's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Corporations's Information and agree to act in accordance herewith;

           9.1.3 the term the Corporations's Information shall not include information which:

                  9.1.3.1    is or  becomes  generally  available  to the public
                             other than as a result of a disclosure by the Purchaser or any other recipient of the Corporations's Information hereunder, or

                  9.1.3.2 is or becomes available to the Purchaser or any other recipient of the Corporations's Information hereunder on a non-confidential basis from a source other than the Corporations which is not prohibited from disclosing such Corporations's Information to the Purchaser by a legal, contractual or fiduciary obligation to the Corporations; and

           9.1.4 in the event that the Purchaser or any other recipient of the Corporations's Information hereunder becomes legally obliged to disclose any of the Corporations's Information, the

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                                       25                             Page - 25

                       Purchaser shall provide the Corporations with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that the Corporations's Information is required to be disclosed) so that the Corporations may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Corporations waive compliance with this Subsection, the Purchaser or any other recipient of the Corporations's Information hereunder shall furnish only that portion of the Corporations's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Corporations's Information.

Section 9.2   USE OF PURCHASER'S INFORMATION

              Notwithstanding the obligations of JAWS to provide information to the Vendors pursuant to Article 8 hereof:

           9.2.1 JAWS shall not be under any obligation to give such access or furnish such information if to do so would cause JAWS to be in violation of any confidentiality agreement with any Person, if such Person has refused to permit the release of such information to the Vendors following exercise by JAWS of its best efforts to obtain consent to such release when the exercise of such best efforts was requested by the Vendors;

           9.2.2 any information provided to the Vendors or the Corporations or any employee, advisor and representative of the Vendors or the Corporations hereunder which is not publicly disclosed, is confidential or is proprietary in nature ("the Purchaser's Information") shall be kept confidential and shall not, without the prior written consent of the Purchaser, be disclosed by a recipient in any manner whatsoever, in whole or in part, and shall not be used by the Vendors or the Corporations or any such employee, advisor or representative (other than in connection with this transaction) or following the termination of this Agreement in the acquisition of any securities of the Purchaser or any of the Purchaser's Assets in another transaction for a period of one year following the termination of this Agreement. The Purchaser's Information shall be revealed only to employees, advisors and representatives who need to know it for the purpose of implementing the transaction who will be informed of the confidential nature of the Purchaser's Information and agree to act in accordance herewith;

           9.2.3 the term the Purchaser's Information shall not include information which:

                 9.2.3.1 is or becomes generally available to the public other than as a result of a disclosure by the Vendors or the Corporations or any other recipient of the Purchaser's Information hereunder, or

                 9.2.3.2 is or becomes available to the Vendors or the Corporations or any other recipient of the Purchaser's Information hereunder on a non-confidential basis from a source other than

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                                       26                             Page - 26

                             the Purchaser which is not prohibited from disclosing such Purchaser's Information to the Vendors or the Corporations by a legal, contractual or fiduciary obligation to the Purchaser; and

           9.2.4 in the event that the Vendors or the Corporations or any other recipient of the Purchaser's Information hereunder becomes legally obliged to disclose any of the Purchaser's Information, the Vendors or the Corporations shall provide the Purchaser with prompt notice of such obligation (and in any event not less than 24 hours prior to the time that the Purchaser's Information is required to be disclosed) so that the Purchaser may seek a protective order or other appropriate remedy and/or waive compliance with this Subsection. In the event that such protective order or other remedy is not obtained, or that the Purchaser waives compliance with this Subsection, the Vendors, the Corporations or any other recipient of the Purchaser's Information hereunder shall furnish only that portion of the Purchaser's Information which is legally required to be disclosed and exercise their best efforts to obtain reliable assurance that confidential treatment will be accorded the Purchaser's Information.

Section 9.3   PRESS RELEASES

         All press releases or other similar public written communications of any sort by JAWS, the Vendors or the Corporations relating to this transaction and this Agreement and the method of release for publication thereof, will be subject to the approval of JAWS, the Purchaser and the Vendors. The Purchaser, JAWS and the Vendors will deal expeditiously with a request for approval of such a written communication. The Vendors and the Purchaser and JAWS will cooperate in relation to other public communications with respect to their respective businesses or this transaction with a view to achieving consistency in the content of such communication and ensuring that such communications are consistent with this Agreement.


                                   ARTICLE 10.
          CONDITIONS PRECEDENT TO THE PERFORMANCE UNDER THIS AGREEMENT

Section 10.1      PURCHASER'S CONDITIONS

              The obligation of the Purchaser and JAWS to complete the purchase of the Vendors's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of the Purchaser and JAWS and may be unilaterally waived by the Purchaser and JAWS in whole or in part):

           10.1.1 Truth and Accuracy of Representations - All of the representations and warranties of the Vendors set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time except to the extent affected by the transactions contemplated by this Agreement.


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                                       27                             Page - 27

           10.1.2 Satisfactory Due Diligence - All requests for information about the Vendors and the Corporations shall have been responded to by the Vendors and the Corporations to the satisfaction of the Purchaser in its sole discretion and the Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

           10.1.3 Compliance with Agreement - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by the Vendors at or before the Closing Time shall have been complied with or performed.

           10.1.4 Receipt of Closing Documentation - The Purchaser shall have received all documentation required to be delivered to the Purchaser at or before the Closing Time in accordance with this Agreement.

           10.1.5 Approvals - All approvals relating to the consummation of the transactions hereby contemplated shall have been obtained from the relevant regulatory bodies;

           10.1.6 Discharges - All liens, charges, encumbrances, security interests and other claims, whatsoever, registered or made by any Person on or against the Vendors's Rights shall have been discharged or provision therefor, satisfactory to the Purchaser shall have been made at or before the Closing Time.

           10.1.7 Legal Formalities - All actions and proceedings and all instruments and documents required to implement this Agreement or any other agreements incidental thereto, and all other legal matters relating to the purchase of the Vendors's Rights by the Purchaser shall have been approved as to form and legality by counsel for the Purchaser.

           10.1.8 Condition of Corporation's Financial Statements - The Purchaser shall have received the Corporations's Financial Statements in accordance with Section 8.5 and shall be satisfied with the financial condition of the Corporations based on the contents of the Corporations's Financial Statements.

           10.1.9 No Restrictions - No action or proceeding, judicial (at law or in equity) or extra- judicial, shall be pending or threatened by any Person to enjoin, restrict or prohibit:

                 10.1.9.1 the purchase and sale of the Vendors's Rights contemplated hereby or the subsequent use, benefit and enjoyment thereof; or

                 10.1.9.2 the right of the Corporations or the Purchaser from and after the Closing Time to conduct, expand and develop the business of the

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                                       28                             Page - 28

                             Corporations.

           10.1.10 Opinion of Counsel to Vendors - The Vendors shall have delivered to the Purchaser and Purchaser's counsel a favourable opinion of counsel to the Vendors as to:

                 10.1.10.1 the legal status, power and authority of the Vendors to execute and perform the terms of this Agreement and any other agreement, document or instrument required to be delivered by the Vendors hereunder;

                 10.1.10.2 the valid, binding and enforceable nature of all such agreements, documents and instruments;

                 10.1.10.3 any other matters which, in the opinion of counsel for the Purchaser, acting reasonably, are material in connection with the transactions herein contemplated; and

                 Provided that counsel for the Vendors, in rendering the opinions required in this Section, may rely as to any factual matters on a certificate or certificates provided to them by the Vendors, which certificate or certificates shall be attached to such opinions and as to the laws of any jurisdiction other than the Province of Alberta, may rely on opinions addressed to them from other counsel satisfactory to counsel for the Vendors, and which opinions from other counsel shall also be addressed to the Purchaser and to counsel for the Purchaser.

           10.1.11 No Change of Laws - After the date hereof and prior to the Closing Time, there shall have been no change in the laws in force in any jurisdiction in which any of the Corporations's business is carried on, or any of the Corporations's Assets are located including, without limitation, amendment to or repeal of existing statutes, regulations, rules or policies and enactment or implementation of new statutes, regulations, rules or policies, nor the occurrence of any general or specific event which, in the opinion of the Purchaser, could materially adversely affect the Corporations's Assets, the conduct of its business, or the transactions contemplated herein or the ability of the Corporations to conduct, expand or develop its business or to own or operate the Corporations's Assets after the Closing Time, and no such change shall have been proposed.

           10.1.12 Concurrent Closings - All of the conditions precedent to the obligations of the Purchaser to complete the transactions herein contemplated or contemplated in the other agreements contemplated or required hereby and Schedules hereto shall have been fulfilled or satisfactorily performed in accordance therewith including, without limitation, the delivery of all documents required to be delivered thereunder.


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                                       29                             Page - 29

           10.1.13 No Change in Operations - Except as agreed to in writing by the Purchaser, the Corporations shall not and the Vendors shall take such steps as may be necessary to cause the Corporations not to:

                 10.1.13.1 acquire or agree to acquire any assets or acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing substantially all of the assets of or otherwise, any business or any Corporations, partnership, association or other business organization or division thereof;

                 10.1.13.2 agree to sell, lease or otherwise dispose of or grant any option with respect to any of its assets;

                 10.1.13.3 guarantee the payment of indebtedness or incur indebtedness for money borrowed or issue any debt securities; or

                 10.1.13.4 grant any director, any officer or any employee who has a policy making function or who manages a principal business unit, any increase in compensation or in severance or termination pay (whether or not such compensation or pay is payable in cash), or enter into any employment agreement with any such director, officer or employee, or hire or promote any Person, except in the ordinary course of business.

           10.1.14 No Damage - No destruction, material damage, appropriation, expropriation or seizure of any of the Corporations's Assets or Vendors's Rights or of all the Corporations's Assets shall have occurred.

           10.1.15 Statutory Restrictions - There shall be no impediment, prohibition or restriction existing and no offence would occur or result at the Closing Time under any applicable statute or regulation to which the transactions contemplated hereby would be subject, by the Closing of the transactions contemplated hereby.

Section 10.2      VENDORS' CONDITIONS

         The obligation of each Vendors to complete the sale of the Vendors's Rights shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions (each of which is hereby acknowledged to be inserted for the exclusive benefit of each Vendors and may be unilaterally waived by each Vendors in whole or in part):

           10.2.1 Truth and Accuracy of Representations - All of the representations and warranties of JAWS and the Purchaser set forth in this Agreement shall be true and correct as at the Closing Time with the same force and effect as though made at the Closing Time.


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                                       30                             Page - 30

           10.2.2 Performance of Obligations - All of the terms, covenants, agreements and conditions of this Agreement to be complied with or performed by JAWS and the Purchaser at or before the Closing Time shall have been complied with or performed.

           10.2.3 Employment Agreements - JAWS shall have delivered to each of Randy Walinga, Lawrence Gordey, Soon Chong, and Stephanie Muzyka a satisfactory employment agreement and/or consulting services agreement.

Section 10.3      RIGHTS OF THE PURCHASER

         If any of the conditions for the exclusive benefit of the Purchaser as set forth in Section 10.1 shall not have been fulfilled at or prior to the Closing Time, the Purchaser shall be entitled, by notice to the Vendors prior to the time of completion of the Closing:

           10.3.1      to  terminate  their   obligations   hereunder  and  this
                       Agreement effective as of the time of such notice; or

           10.3.2      to proceed  with the Closing as  contemplated  by Article
                       11.

         If no such notice is given prior to the completion of the Closing, the Purchaser shall be deemed to have elected to proceed with the Closing as contemplated by Article 11.

Section 10.4      RIGHTS OF THE VENDORS

         If any of the conditions for the exclusive benefit of the Vendors set forth in Section 10.2 shall not have been fulfilled at or prior to the Closing Time, the Vendors shall be entitled, by notice to the Purchaser and JAWS prior to the time of completion of the Closing:

           10.4.1      to  terminate  their   obligations   hereunder  and  this
                       Agreement effective as of the time of such notice; or

           10.4.2      to proceed  with the Closing as  contemplated  by Article
                       11.

If no such notice is given prior to the completion of the Closing, the Vendors shall be deemed to have elected to proceed with the Closing as contemplated by
Article 11.


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                                       31                             Page - 31

Section 10.5      RIGHTS OF TERMINATION

         If this  Agreement has been  terminated  pursuant to Section  10.3.1 or
Section 10.4.1 hereof, all Parties to this Agreement shall be released from all their obligations under this Agreement.

                                   ARTICLE 11.
                                     CLOSING

Section 11.1      PLACE OF CLOSING AND CLOSING TIME

         The Closing shall take place at the Closing Time in Calgary, or at such other place as may be agreed upon by the Vendors and the Purchaser; PROVIDED HOWEVER, if the Parties are diligently pursuing completion of the conditions precedent to Closing, the Parties hereby agree that the Time for Closing shall be extended for such reasonable period as shall be necessary to complete such matters.

Section 11.2      DELIVERIES BY VENDORS

         At the Closing Time and at the place of the Closing, each Vendors shall deliver to the Purchaser:

           11.2.1      certificates   or  other   instruments   representing  or
                       evidencing   the  Vendors's   Rights  duly  endorsed  for
                       transfer or assignment to the Purchaser;

           11.2.2 a certified copy of a resolution of the directors of the Corporations consenting to the transfer of the Vendors's Rights and authorizing the registration of such transfer on the appropriate registers of the Corporations;

           11.2.3 one or more certificates or other instruments representing or evidencing the Vendors's Rights, registered in the name of the Purchaser duly signed by the proper officers of the Corporations and evidence satisfactory to the Purchaser that it is registered as the holder thereof on the appropriate registers of the Corporations;

           11.2.4 at the Closing Time the resignations, or proof of termination, of all of the directors, officers and employees of the Corporations effective immediately upon the delivery thereof, together with a complete release and discharge by such directors and officers of any and all claims against the Corporations which may have arisen prior to the Closing Time;

           11.2.5 a certificate signed by each Vendors to the effect that the representations and warranties of the Vendors herein contained are true and correct as at the Closing

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                                       32                             Page - 32

                       Time;

           11.2.6      the  opinion  of counsel to the  Vendors  referred  to in
                       Section 10.1.10;

           11.2.7 deliver to the Purchaser such other documents as the Purchaser may reasonably request including employment agreements for each of Lawrence Gordey, Soon Chong and Randy Walinga, satisfactory to the Purchaser and JAWS.

Section 11.3      DELIVERIES OF THE PURCHASER AND JAWS AT CLOSING

         At the Closing Time and at the Place of Closing, the Purchaser shall deliver to each of the Vendors:

           11.3.1 one or more certificates or other instruments representing or evidencing the Purchase Consideration herein payable to each of the Vendors, in accordance with section 3.1;

           11.3.2      an executed Voting and Exchange Trust Agreement;

           11.3.3      an executed Support Agreement;

           11.3.4      certified   resolutions   of  the   Purchaser   and  JAWS
                       authorizing the transactions contemplated hereby;

           11.3.5 a certificate signed by an officer of the Purchaser and JAWS to the effect that the representations and warranties of JAWS, herein contained are true and correct as at the Closing Time; and

           11.3.6 such other documents as the Vendors may reasonably request.

Section 11.4      CLOSING ESCROW

         All payments or documents delivered by any Person at the Closing Time shall be deemed not to have been delivered until each of the Vendors, the Purchaser and JAWS has declared that it is satisfied with the form and substance of the payments or documents to be delivered to such Person and all conditions to the delivery or release of any payments or documents to be delivered at the Closing Time by Parties other than the Vendors or the Purchaser shall have been satisfied.


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                                       33                             Page - 33

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.1      GOVERNING LAW AND ATTORNMENT

         This Agreement shall, in all respects, be subject to and be interpreted, construed and enforced in accordance with the laws in effect within the Province of Alberta. Each Party hereby expressly attorns to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom.

Section 12.2      TIME OF THE ESSENCE

              Time shall in all respects be of the essence of this Agreement.

Section 12.3      NOTICES

              The address for notices of each of the Parties shall be as follows:

              JAWS TECHNOLOGIES, INC.
              JAWS ACQUISITION CANADA CORP.
              630 - 8th Avenue S.W.,
              Calgary, Alberta, T2P 1G8
              Attention: Riaz Mamdani

              Facsimile No.:        (403) 209-6125
              Telephone No.:        (403) 508-5055

              THE VENDORS
              c/o Betach Systems Inc.
              #1250, 800 - 6th Ave S.W.,
              Calgary, Alberta, T2P 3G3
              Attention:  Stephanie Muzyka
              Facsimile No.:        (403) 263-8767
              Telephone No.:        (403) 237-6920

         Each of the Parties may from time to time change their address for service herein by giving written notice to the other Party. Any notice, required or contemplated hereunder, may be served by personal

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                                       34                             Page - 34

service upon an officer or director of a Party or by telecopy, facsimile transmission or mailing the same, except during periods of actual or anticipated postal disruptions, by prepaid registered post in a properly addressed envelope addressed to the Party at its address for service hereunder, as the same may be amended from time to time in accordance herewith. Any notice given by service upon an officer or director of a Party shall be deemed to be given on the date of such service. Any notice given by mail shall be deemed to be given to and received by the addressee on the fifth Business Day after the mailing thereof. Any notice given by telecopy or facsimile transmission shall be deemed to be given to and received by the addressee on the next Business Day after the sending thereof.

Section 12.4      PRIOR AGREEMENTS

         This Agreement shall supersede and replace any and all prior agreements between the Parties relating to the sale and purchase of the Vendors's Rights and may be amended only by written instrument signed by all Parties.

Section 12.5      FURTHER ASSURANCES

         Each Party hereto shall, from time to time, and at all times hereafter at the request of any other Party hereto, but without further consideration, do all such further acts and execute and deliver all such further instruments, notices, releases and documents as shall be reasonably required in order to fully perform and carry out the terms hereof.

         This instrument states the entire agreement between the Parties.

Section 12.6      ENUREMENT

         This Agreement shall be binding upon and shall enure to the benefit of and be binding upon the Parties and their respective heirs, executors, adminstrators, successors, receivers, receiver-managers, trustees and permitted assigns, as the case may be.


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                                       35                             Page - 35

         IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as of the date first above written and execution of this Agreement in counterpart and by facsimile is valid and legally binding.

JAWS ACQUISITION CANADA CORP.



Per: /s/ Riaz Mamdani
     --------------------------
     Riaz Mamdani, President


JAWS TECHNOLOGIES, INC.



Per: /s/ Riaz Mamdani
     --------------------------
     Riaz Mamdani,    CFO

/s/ Stephanie Muzyka
-------------------------------             ----------------------------------
STEPHANIE MUZYKA                            WITNESS

/s/ Randy Walinga
-------------------------------             ----------------------------------
RANDY WALINGA                               WITNESS

/s/ Soon Chong
-------------------------------             ----------------------------------
SOON CHONG                                  WITNESS

/s/ Lawrence Gordey
-------------------------------             ----------------------------------
LAWRENCE GORDEY                             WITNESS


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                                       36                             Page - 36
/s/ Suriya Chong
------------------------------              ----------------------------------
SURIYA CHONG                                WITNESS

/s/ Roxanne Gordey
-------------------------------             ----------------------------------
ROXANNE GORDEY                              WITNESS


/s/ Mary  Muzyka
-------------------------------             ----------------------------------
MARY  MUZYKA                                WITNESS

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



               SCHEDULE "A" TO THAT SHARE PURCHASE AGREEMENT DATED THE 22ND, DAY OF AUGUST, 2000, BETWEEN THE VENDORS AS SET OUT THEREIN, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.



                              Corporations's Assets

               See Financials dated o.



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



               SCHEDULE "B" TO THAT SHARE PURCHASE AGREEMENT DATED THE 22ND, DAY OF AUGUST, 2000, BETWEEN THE VENDORS AS SET OUT THEREIN, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.



                       Corporations's Financial Statements

NY/301202.1

               SCHEDULE "C" TO THAT SHARE PURCHASE AGREEMENT DATED THE 22ND, DAY OF AUGUST, 2000, BETWEEN THE VENDORS AS SET OUT THEREIN, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.



                      Permitted Encumbrances & Liabilities.


               See Financial Statements.


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




               SCHEDULE "D" TO THAT SHARE PURCHASE AGREEMENT DATED THE 22ND, DAY OF AUGUST, 2000, BETWEEN THE VENDORS AS SET OUT THEREIN, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.



                          Exhangeable Share Provisions

NY/301202.1

               SCHEDULE "E" TO THAT SHARE PURCHASE AGREEMENT DATED THE 22ND, DAY OF AUGUST, 2000, BETWEEN THE VENDORS AS SET OUT THEREIN, JAWS ACQUISITION CANADA CORP. AND JAWS TECHNOLOGIES, INC.


                               Earn-Out Provisions


NY/301202.1